Exhibit (c)(9)

Exhibit (c)(9)

Project Denali

January 18, 2013 Board of Directors Discussion

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information has been filed separately with the Securities and Exchange Commission (the “SEC”).

Preface

This volume contains copies of slides that will be presented by members of The Boston Consulting Group, Inc. (“BOG”), to members of the Board of Directors of “Denali”, and are designed for the sole use of the Board.

At the presentation, the slides will serve as the focus for discussion. They are incomplete without the accompanying oral commentary.

The financial evaluations contained in this presentation are based upon standard methodologies using public and/or confidential data and assumptions derived from the industry insight gained during the strategic options work for the Board of Directors of “Denali”.

Changes in the underlying data or operating assumptions will clearly impact the analyses and conclusions. The Boston Consulting Group does not provide fairness opinions or valuations of market transactions. Our financial evaluations provide a framework for assessing the relative attractiveness of different strategic options.

These materials may not be copied or given to any person or entity (“Third-Parties”) other than the Client without BOG’s prior written consent. Third-Parties may not rely on these materials for any purpose whatsoever To the fullest extent permitted by law (and except to the extent otherwise agreed in a signed writing by BOG), BOG shall have no liability whatsoever to any Third-Party, and any Third-Party hereby waives any rights and claims it may have at any time against BOG with regard to the services, this presentation or other materials, including the accuracy or completeness thereof. Receipt and review of this document shall be deemed agreement with and consideration for the foregoing.

Objectives for today

December 6

Lay out market context for Denali

Assess strategy of each Denali business

Market attractiveness

Denali position & trajectory

Future outlook

Define strategic options that emerge

Help frame the Board’s decisions

January 18

Discuss base case outlook for Denali

• Based on key assumptions and supporting rationale

Discuss DCF value for Denali base case and key incremental overlays to be considered

• Management initiatives

• Market sensitivities

For discussion today

Reminder: We have framed the Denali forecast using three groups of inputs – base case, initiatives, and sensitivities

Denali outlook based on underlying market fundamentals

Base case forecast • Intent to create mid-point forecast (not optimistic or pessimistic)

• Built up using underlying Denali business positions and their market growth rates, Denali share and Denali margins

• Organic view (no M&A economics mixed in)

Significant initiatives identified by management as part of

Management future strategic direction for Denali

initiatives • e.g. Productivity cost takeout; Grow in emerging markets (EM)

Initiatives are incremental to base case forecast

Test variables that materially impact the forecast

Market • e.g. PC market outlook

sensitivities Each variable was given a corridor of outcomes, enabling sensitivities relative to the base case forecast

Jan18, 2013

Financial forecasts lead to range of implied Denali DCF values

		DCF $ / share calculations	
		Low case[3]	High case[4]
Base case forecast	**Base case**		
	• Present value of business CFs	9.7	13.4
	• Cash (after tax)[1,2]	4.3 – 4.9	4.3 – 4.9
	• Debt[1]	(5.2)	(5.2)
	• Long-term investments[1]	1.3- 1.4	1.3- 1.4
	Base case total	**10.1 – 10.8**	**13.8– 14.5**
Management initiatives	1 **Productivity cost takeout:** Realize 25-75% of $3.3B cost out	**2.2– 6.8**	**3.2– 10.0**
	2 **Maintain / grow Core :** Get 0-50% of ~11% share (vs. 6%) in EM in FY17	**0 – 0.6**	**0 – 0.8**
	3 **Sales force effectiveness:** Realize 0-50% of 5% p.a. productivity gain in each of 3 years	**0 – 1.5**	**0 – 2.1**
Market sensitivities	4a **PC market upside**	**1.5**	**3.0**
	4b **PC market downside**	**(1.4)**	**(2.0)**
	5a **New Denali upside:** Revenue CAGR 6.5% (base – 4.5%) till FY'17 vs. FY'28	**0.8**	**1.2 – 2.6**
	5b **New Denali downside:** Revenue CAGR 2.5% (base - 4.5%) till FY'17 vs. FY28	**(0.8)**	**(1.2)– (2.3)**
	6 **Discount rate:** Range from 7.5-9.5% (base case – 8.5%)	**(0.3) – 0.3**	**(0.5) – 0.5**

1. Denali balance sheet as of November 2, 2012 2. Assumes 90% cash and investments are offshore and subject to 25%-35% US taxes on repatriation. 3. TV based on no revaluation vs. the unaffected late 2012 trading multiple (which is 4.5x EBITA) 3. TV based on revaluation upward to reflect the NPV of the TV over FY'17-28 (which calculates out to 7.5x EBITA)
Note: 1742M diluted shares outstanding as at Nov 02, 2012. Numbers may not foot due to rounding. Discount rate of 8.5% used to calculate present values.
BCG does not provide fairness opinions or valuations of market transactions. Third-Parties may not rely on these materials for any purpose whatsoever.
Source: BCG analysis, Denali Data Room, Industry Publications, Denali 10Q and 10K

4

Recent developments in the PC market

Denali Share Price ($)

14.4 13.2 12.0 10.8 9.6 8.4 7.2 6.0

Aug Sep Oct Nov Dec Jan

Date

IDC & Gartner report slow PC market

• Global PC units down by 8%, anticipating Windows 8

• Global PC revenue down by 10%

• Revenue from value & standard segment of BIC market up by 11%

• US PC revenues down by 15% (down by 7% in value, down by 11% in premium)

Lenovo captures share

• Achieved leading market position (15.7% market share)

• Revenue up by 11%1

ASUS grows in BIC market

• Maintained position as 5th largest in market (7.3% market share)

• Revenue up by 19%1

Denali revenue lower than expected

• Total rev. down by 11%1

• Notebook rev. down by 26%1

• Desktop rev. down by 8%1

• GM down by 17%1

• New Denali drove R&D opex up by 23%1

HP loses share

• Lost top position in PC market to Lenovo, now 15.5% market share

• HP notebook & desktop rev. down by 15%1

W8 did not stimulate PC market as hoped

• PC sales down 21% during first 4 weeks of Win82

• Win 8 captured just 58% of Win computing unit sales in first 4 weeks after launch, vs. 89% for Win 7

Strong tablet sales reinforce concerns for value PC market

• Tablet units up by 54%1

Lenovo reorganizes to separate premium PC business

• Plans to develop products separately

• “Think” brand will open Apple-like stores

1. % change from 3Q2011 to 3Q2012, 2. Compared to same time period of previous year Source: IDC, Jeffries, Gartner, Denali 10-Q, HP 10-Q, Lenovo 10-Q, ASUS 10-Q, NPD group

Comparison of base case forecast (with/without cost take-out) to 9/21 management plan and analyst reports

Op Inc ($M)

5,500 5,000 4,500 4,000 3,500 3,000 2,500

FY 12 FY 13 FY 14 FY 15

FY 13 decline driven by falling EUC revenues and margins

Management plan projects significant decline in EUC / ESG opex levels and 6% revenue growth

Analyst estimates consistently ist tly mo ore re pessimistic than 9/21 mgmt plan

9/21 Management plan

Base case + 75% productivity cost takeout Base case + 25% productivity cost takeout

Cowen

Morgan Stanley Analyst consensus Goldman Sachs

Base case forecast

Barclays

Note: Analyst consensus current as of Jan 11, 2013

Appendix

Core Denali

PC market seeing a mix shift to lower price points

Estimated impact on PC profit pool

$ / unit PC profit pool: Tablet profit

1,400 $38 B pool: $8 B

1,200

280

1,000

800

75

600

175

400 25 25

200

0

0 100 200 300 400 500 600 700 800

Premium Value Other Total market

($800+) (<$500) Tablets units (M)

Standard iPad

Denali: ($500-799)

Units (M) 13 17 14 – –

Revenue ($B)16 11 6 – –

GM ($B) [***] [***] [***] [***] [***]

$ / unit PC profit pool: Tablet profit

1,400 $26 B pool: $30 B

1,200

270

1,000

800

600 70

400 140

25 50

200

0

0 100 200 300 400 500 600 700 800

Premium Value Ipad Other tablets

($800+) (<$500)

Standard

Denali: ($500-799)

Units (M) 10 7 18 – 3

Revenue ($B) 10 4 7 – 1

GM ($B) [***] [***] [***] [***] [***]

1. Profit pool projection based on BCG analysis of historical and current trends for segments of PC market

Note: Denali units, revenue and margin represent fiscal years Margin $ will decline even if Source: BCG analysis, IDC, Gartner, Morgan Stanley, Denali Data room share remains nearly flat

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

Base case forecast

Base case forecast: Key drivers and assumptions

Key drivers	Base case forecast assumptions
Mix shift in PC market	**Shift to value segment drives decrease in PC profit pool** • Unit shift from premium to lower margin value segments • Despite modest PC unit growth, leads to estimated decrease in profit pool from $36B to $28B in FY12-17
Denali share in PC market	**Moderate Denali share loss in PC markets in line with history** • Assume (5%) share loss from FY13-FY17 in PCs driven by share loss in EM & std/value segments ((5%)[1] from FY09-13)
Core Denali attachment	**S&P and Support & Deployment declines moderately due to PC mix shift to lower-value units**
Denali position in tablet market	**Denali captures share in rapidly growing tablet market** • Capture share of 9% in developed markets, 4.5% in EM of Win tablet market by FY17
New Denali revenue growth	**Expect revenue of New Denali businesses to grow at underlying segment growth rates** • No additional acquisitions included

1. Share loss of value and standard price tiers declined from 14% in FY09 to 9% in FY13
Note: Impact of management initiatives not included in base case
Source: Denali data room, Management presentations, management interviews, IDC data, Gartner, BCG analysis

9

Base case forecast

Core Denali: Base case GM forecast

Without management initiative overlays

Base case forecast

FY12 FY13 FY14 FY15 FY16 FY17 CAGR (13-17)

Market Units (M) 82.7 75.1 71.4 67.8 64.4 61.2 (5%)

Denali Share (%) 16% 15% 15% 15% 15% 16%

Denali Units (M) 13.3 11.6 11.0 10.5 10.0 9.5 (5%)

Premium Denali Price ($/unit) 1,217 1,214 1,187 1,158 1,131 1,104 (2%)

Revenue ($B) 16.25 14.04 13.06 12.14 11.29 10.50 (7%)

GM % [***]% [***]% 19% 19% 18% 18%

GM ($B) [***] [***] 2.51 2.29 2.09 1.90 ([***]%)

Market Units (M) 117.9 118.7 111.6 104.9 98.7 92.9 (6%)

Denali Share (%) 14% 12% 11% 9% 8% 7%

Denali Units (M) 17.0 14.1 11.9 9.9 8.1 6.6 (17%)

PCs Standard Denali Price ($/unit) 651 659 655 652 648 645 (1%)

Revenue ($B) 11.10 9.29 7.80 6.47 5.28 4.23 (18%)

GM % [***]% [***]% 12% 12% 11% 11%

GM ($B) [***] [***] 0.95 0.76 0.59 0.45 ([***])%

Market Units (M) 163.3 164.8 178.4 194.3 212.8 234.5 9%

Denali Share (%) 8% 8% 8% 8% 8% 8%

Denali Units (M) 13.5 12.9 13.9 15.0 16.3 17.7 8%

Value Denali Price ($/unit) 443 394 388 382 376 369 (2%)

Revenue ($B) 5.98 5.08 5.38 5.73 6.11 6.54 7%

GM % [***]% [***]% 3% 3% 2% 2%

GM ($B) [***] [***] 0.18 0.17 0.15 0.13 ([***]%)

Market Units (M) 70.0 101.6 143.4 194.8 254.4 319.0 33%

Denali Share (%) 0% 1% 1% 1% 1%

Tablets Denali Units (M) 0.4 1.2 2.1 2.9 3.5 77%

Denali Price ($/unit) 395 388 382 375 368 (2%)

Tablets Revenue ($B) 0.14 0.48 0.79 1.07 1.29 74%

GM % [***]% 8% 8% 8% 8%

GM ($B) [***] 0.04 0.06 0.09 0.10 [***]%

Total Total Revenue ($B) 33.33 28.55 26.73 25.12 23.75 22.55 (6%)

Total GM ($B) [***] [***] 3.68 3.27 2.91 2.59 ([***]%)

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

Base case forecast

Total Denali: Base case GM forecast

Without management initiative overlays—Core Denali decline partially offset by New Denali

Base case forecast

FY12 FY13 FY14 FY15 FY16 FY17 CAGR (13-17)

Revenue ($ B) 33.2 28.6 26.7 25.1 23.8 22.5 (6%)

EUC GM % [***]% [***]% 14% 13% 12% 11%

GM ($ B) [***] [***] 3.7 3.3 2.9 2.6 ([***]%)

Revenue ($ B) 7.9 6.7 6.2 5.8 5.4 5.0 (7%)

Attached GM % [***]% [***]% 19% 19% 19% 19%

Core S&P

GM ($ B) [***] [***] 1.2 1.1 1.0 1.0 ([***]%)

Revenue ($ B) 25. 20. 19. 18. 17. 17. (3%)

Attached GM % [***]% [***]% 65% 65% 65% 65%

Services

GM ($ B) [***] [***] 1.2 1.2 1.1 1.1 ([***]%)

Revenue ($ B) 18.5 19.6 21.6 22.8 24.2 25.0 6.3%2

New GM % [***]% [***]% 31% 31% 31% 30%

New Denali

GM ($ B) [***] [***] 6.8 7.1 7.4 7.6 [***]%

Revenue ($ B) 62.1 56.8 56.4 55.5 55.1 54.3 (1%)

Total GM % 23% 22% 23% 23% 23% 23%

GM ($ B) 14.2 12.8 12.9 12.6 12.5 12.3 (1%)

1. Includes all non-iPad tablets 2.FY13 to FY14 growth due to integration of Quest acquisition. Organic growth rate without acquisitions beyond FY14 is 4.5%

Base case forecast

Total Denali: base case forecast through FY17

Without management initiative overlays

Item ($M)	FY12	FY13	FY14	FY15	FY16	FY17	CAGR (13-17)
			Base case forecast				
Sales	62,071	56,845	56,448	55,511	55,050	54,339	(1%)
Cost of Sales	(47,906)	(44,074)	(43,554)	(42,869)	(42,521)	(42,034)	(1%)
Gross Margin	**14,165**	**12,772**	**12,894**	**12,643**	**12,530**	**12,305**	(2%)
Gross Margin (%)	23%	22%	23%	23%	23%	23%	
Marketing Opex	([***])	([***])	(1,289)	(1,254)	(1,239)	(1,218)	([***]%)
Sales Opex	([***])	([***])	(4,191)	(4,218)	(4,277)	(4,300)	[***]%
R&D Opex	(849)	(913)	(1,140)	(1,050)	(1,022)	(1,020)	(4%)
Other Opex	([***])	([***])	(2,554)	(2,476)	(2,456)	(2,422)	([***]%)
Total Opex	**(9,030)**	**(8,558)**	**(9,174)**	**(8,998)**	**(8,994)**	**(8,960)**	(1%)
Total Opex (%)	15%	15%	16%	16%	16%	16%	
EBITA[1]	**5135**	**3,851**	**3,358**	**3,282**	**3,174**	**2,983**	(3%)
EBITA (%)	8%	7%	7%	7%	6%	6%	
EBITDA	5,680	4,780	4,343	4,267	4,159	3,968	(3%)
CapEx	(675)	(600)	(600)	(600)	(600)	(600)	0%
Working Capital Chg[2]	(222)	(1,398)	(247)	(398)	(217)	(462)	
Taxes [3]	(992)	(843)	(744)	(729)	(707)	(669)	(3%)
FCF	**3,791**	**1,577**	**2,390**	**2,178**	**2,273**	**1,875**	(7%)

1. Takes $362 M of stock based compensation out as an expense. 2. Working capital accounts for DSO, DPO and DIO in EUC , ESG, Services, Software, SnP as per management plan and is adjusted for changes in business mix over forecast period. 3. Taxes taken as 21% of EBITA per management
Note: Excludes M&A activity (thus flat capex) FY12 OpEx sourced from management files in data room to get granular view

12

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

Management initiatives

Management initiatives: Three primary strategic initiatives identified by management

Description

1

• Established top down “affordability”

envelopes based on benchmarks

Productivity • Building pipeline of cost savings

cost takeout opportunities across all BUs and functions

2

• Identified steps to drive Core share

– Focus on high growth EMs

Maintain / – Develop targeted, local products

grow Core – Build local product planning

share – Develop local indirect channels

• Various levels of implementation

3

• In process of identifying opportunities to

improve SFE

Sales force • Potential levers include:

effectiveness – Optimize coverage ratios

– Streamline processes

– Refine generalist / specialist mix

FY17 EBIT Target

• Top-down target of $3.3B cost out

resulting in $3.3B FY17 EBIT

impact

• Actions required to reduce costs

are still being developed

• Gain share in EM from 9% to 11%

(vs. base case of 7%) resulting in

target of $0.5B in EBIT impact by

FY17

• Improve SFE by 5% per year over

3 years driving $1.1B in EBIT

impact by FY17